EXHIBIT 99.2
October 16, 2008
Dear Fellow Shareholder:
With all the recent financial industry news and events, I feel it is important to keep you informed about the actions we’ve taken to strengthen our financial position as we address the current market challenges. We initiated the following strategies in 2008 to enhance and preserve our capital position:
•	Implemented new incentive plans that promote a focus on profitability with targeted returns above Citizens’ cost of capital;

•	Suspended the common stock cash dividend, saving $88 million annually;

•	Raised $200 million of additional capital by issuing new shares; and

•	Increased discipline around loan pricing to enhance returns on capital, emphasizing full-relationship banking.
As I noted earlier this year, a key priority in this environment is to preserve capital. The decisions we made suspending the cash dividend in February and raising $200 million in additional capital in June were difficult considering the immediate impact to our current shareholders. However, given the increased volatility we are now seeing in the credit markets, it is all the more apparent that these were the right steps to take to protect long-term shareholder value and will better position us for future success once conditions improve.
Citizens is solidly positioned with plenty of liquidity and capital.
•	Citizens is well capitalized and financially sound. Our loan loss reserve ratio and tangible capital ratios are well above our peer group averages.

•	Maintaining a strong capital position helps promote the safety and soundness of our bank and better supports and nurtures our clients and their needs.

•	Citizens does not hold any loans that were underwritten or brokered as sub-prime.

•	Our internal analyses, which stress our credit quality based on industry peak and worst-case scenarios, indicate we are well positioned to manage through this tumultuous period.

•	Citizens has a solid core deposit base and currently maintains high levels of untapped liquidity, and had excess short-term (liquid) assets at September 30, 2008.
During this extremely difficult market environment, we will continue to take the appropriate steps to preserve capital and enhance liquidity. At the same time, we are also staying focused on improving profitability and efficiency of our core banking franchise — which continues to generate solid pre-tax, pre-provision earnings — by continuing to support our communities with innovative deposit and loan products and delivering high-quality, personalized service, a hallmark of our bank. With roots dating back to 1871, we are proud of our long heritage of serving our customers, protecting their deposits and assisting them in making sound financial decisions.

Today we announced our third quarter results* which were negatively impacted by continued deterioration in our credit quality metrics, specifically in commercial real estate. We follow a consistent conservative methodology and discipline in calculating the allowance for loan losses and will continue to aggressively monitor and take action to mitigate credit losses.
I have every confidence that we have the capital, liquidity, products, people and determination to successfully manage through this challenging environment and emerge a stronger and more profitable company. As always, we appreciate your ongoing support and investment in Citizens Republic Bancorp.
Sincerely,

William R. Hartman
Chairman, President and Chief Executive Officer

*	To access the earnings release or additional information about Citizens Republic, please visit the Investor Relations page on our website at www.citizensbanking.com or contact investor relations at (810) 257-2506.
This letter contains forward-looking statements, which are subject to risks and uncertainties. When we disclose information regarding Citizens’ future performance or condition, or use words such as “will,” “should,” “likely,” “believe,” “expect,” “anticipate,” “estimate,” or similar expressions, they indicate forward-looking statements. These forward-looking statements represent our outlook only as of the date of the letter. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that any forward-looking statements in the letter are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as the date made. Forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, and actual results could be materially different. Factors that might cause such a difference are discussed in the annual and quarterly reports we file with the Securities and Exchange Commission, including the risk factors discussed in Item 1A of our most recent Annual Report on Form 10-K. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements.